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                        SECURITIES AND EXCHANGE COMMISSION


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                                    FORM 8-K



                                  CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



    Date of Report (date of earliest event reported):      June 30, 1994
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                                   Armco Inc.
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                 (Exact name of registrant as specified in charter)



             Ohio                    1-873-2             31-0200500
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(State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)   File Number)        Identification No.)



One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania   15219-1415
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         (Address of principal executive offices)               (Zip Code)



     Registrant's telephone number, including area code:  412/255-9800
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Item 5.  Other Events.


     As previously described in Armco Inc.'s ("Armco") Form 10-Q for the quarter ended March 31, 1994, on or about April 7, 1994, an action was filed in the United States Court for the District of Minnesota by the Pension Benefit Guaranty Corporation ("PBGC"), on its own behalf and as statutory trustee of the Pension Plan for Reserve Mining Company ("Reserve Mining"). As previously discussed in the Form 10-K for the year ended December 31, 1993, the PBGC seeks judgment against Armco for the liability of Reserve Mining, a Minnesota partnership between a subsidiary of Armco and a subsidiary of LTV Company, for the alleged underfunded amount of guaranteed benefits to be paid by the PBGC of approximately $21.4 million plus interest.

     On June 30, 1994, Armco settled this litigation. Under the agreement, Armco paid the PBGC $10 million in connection with the Reserve Mining pension liability and by July 15, 1994 Armco will contribute to the Armco Inc. Pension Agreements Plan the sum of $17.5 million in cash.


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                                     SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ARMCO INC.



Date:   July 6, 1994                    By:    /s/ Gary R. Hildreth
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                                               Gary R. Hildreth
                                                Vice President
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